COMPANY CONTACT: Doug Atkinson Senior Manager – Finance & Investor Relations (281) 874-2700, (800) 777-2412	FOR IMMEDIATE RELEASE

Swift Energy Announces the Appointment of Robert J. Banks as Interim CEO

Houston, TX – October 7, 2016 – Swift Energy Company (OTCQX: SWTF) (the “Company”) announced today that the Board of Directors (the “Board”) has appointed Robert J. Banks as interim Chief Executive Officer of the Company. Mr. Banks replaces Terry E. Swift, who retired as Chief Executive Officer effective October 7, 2016. Mr. Banks will continue to serve as Executive Vice President and Chief Operating Officer of the Company, a position that he has held since 2008.

The Board has commenced a search for a permanent Chief Executive Officer.

About Swift Energy Company
Swift Energy Company, founded in 1979 and headquartered in Houston, engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on the Eagle Ford trend of South Texas and, to a lesser extent, the onshore and inland waters of Louisiana.